Securities and Exchange Commission

                       Washington D.C. 20549


                             Form 8-K

                          Current Report


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



          Date of Report(Date of the earliest event reported)




                         September 19, 2003
                        ____________________


                           The Stephan Co.



   Florida                       1-4436               59-0676812
 (State or other             (Commission File      (I.R.S. Employer
  jurisdiction of                Number)             Identification
  incorporation)                                        Number)


               1850 W. McNab Road
            Fort Lauderdale, Florida                      33309
    (Address of principal executive offices)           (Zip Code)



                             (954) 971-0600
         (Registrant's telephone number, including area code)













Certain statements in this Form 8-K may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements contained herein regarding expectations with respect to the outcome of certain litigation matters, as well as future sales and earnings are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of The Stephan Co., which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among others, overall economic and business conditions, the demand for Stephan's products, competitive factors in the industry, regulatory approvals and uncertainty about the consummation of future acquisitions.



ITEM 5. OTHER EVENTS


On September 19, 2003, The Stephan Co. (the "Company") entered into a Working Capital Management Account ("WCMA") agreement with Merrill Lynch Business Financial Services Inc. providing for the creation of a WCMA line of credit not to exceed $5,000,000. Borrowings against the line of credit will be collateralized by the Company's accounts receivable and inventory and the debt will bear a variable interest rate using a 1-month LIBOR rate plus 2.25%

The provisions of the credit line include periodic accounting and reporting requirements, maintenance of certain business and financial ratios as well as restrictions on additional borrowings.

The Company did not incur any expenses in connection with the opening of this line of credit.

As of the date of this filing, the Company has not borrowed any funds against the line of credit.




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on October 3, 2003.


The Stephan Co.


By:


/s/ David Spiegel
__________________________
David Spiegel
Chief Financial Officer